                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  November 1, 1996


                               WEEKS CORPORATION
             (Exact name of registrant as specified in its charter)

       Georgia                 011-13254                    58-1525322
       -------                 ---------                    ----------
      (State of             (Commission File       (IRS Employer Identification
    Incorporation)              Number)                         No.)


                   4497 Park Drive, Norcross, Georgia 30093
                   ----------------------------------------
         (Address of principal executive offices, including zip code)


                                 (770)923-4076
                                 -------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On November 1, 1996 (the "Initial Closing"), Weeks Realty, L.P., a Georgia limited partnership (the "Operating Partnership") acquired 17 completed and in-service industrial buildings and a related third-party brokerage business in Nashville, Tennessee for aggregate acquisition consideration of approximately $69.5 million. The 17 buildings (the "Completed Properties") total approximately
1.4 million square feet of leasable space and had average occupancy as of September 30, 1996, of approximately 95%. The acquisition was consummated pursuant to certain acquisition agreements by and among the Operating Partnership, Weeks Corporation, a Georgia corporation (together with the Operating Partnership, the "Company"), NWI Warehouse Group, L.P., a Tennessee limited partnership ("NWI"), and Buckley & Company Real Estate, Inc., a Tennessee corporation ("Buckley"). The acquisition consideration was determined through arm's length negotiations between the Company, NWI and Buckley after an evaluation of the properties' physical condition, lease characteristics, operating expense rates and future capital improvement needs.

The acquisition agreements provide for NWI to combine its property portfolio, management team and business operations, and for Buckley to combine its third-party brokerage business, with and into the Company in exchange for units of limited partnership interest ("Units") in the Operating Partnership and the assumption of debt. Units issued to NWI and Buckley in the transaction will be convertible into shares of common stock of the Company ("Shares") on a one-for-one basis, or into cash, at the Company's option; however, such exchange rights may not be exercised at any time that NWI or Buckley would be prohibited from selling its Units pursuant to the registration rights and lock-up arrangements described below. NWI's two principals, John W. Nelley, Jr., 47, and Albert W. Buckley, Jr., 52, joined the Company as members of senior management and all of NWI's 14 other employees were employed by the Company. Mr. Nelley has been elected to the Company's Board of Directors. In order to maintain the independent majority on the Board of Directors, the Company intends to add one additional director. In addition Messrs. Nelley and Buckley each were granted options to purchase 40,000 Shares at a per Share price equal to the closing price of the Shares on the New York Stock Exchange on November 1, 1996.

Consideration for the Completed Properties consisted of 1,080,752 Units with an agreed upon value of approximately $27 million, based on the average per share trading price of the Company's common stock ($25.00) for the 20 trading days immediately preceding the date on which the parties signed the letter of intent relating to the acquisition (May 22, 1996, as amended on July 30 1996), and the assumption of approximately $42 million of mortgage indebtedness with a weighted average interest rate of 8.5%.

The Company also acquired NWI's third-party brokerage operations, formerly conducted through Buckley, at the Initial Closing, in consideration of the issuance of an additional 20,000 Units with an agreed upon value of $500,000, or $25.00 per Unit. Of the total consideration for the third-party brokerage operations, 60% of the Units issued are subject to rescission at the end of three years if certain agreed upon levels of operating performance are not achieved.

The acquisition agreements also provide for the acquisition of six industrial buildings currently under development or in lease-up (the "Development Properties") to be acquired as each property achieves stabilization (generally 95% occupancy), but in no event later than March 31, 1998, a date which is 18 months after the last expected shell completion date of the Development Properties. For each Development Property acquired on or before March 31, 1997, the acquisition consideration will be computed by dividing net operating income (as defined in the acquisition agreements) expected to be produced by such Development Property for the 12 months following stabilization by a capitalization rate of 10.0%. Under the acquisition agreements, net operating income generally is adjusted to take into account an assumed 4% management fee, a 5% vacancy factor, and a structural reserve of $.05 per square foot. Consideration for these Development Properties will consist of Units with an agreed upon value of $25.00 per Unit, and the assumption of certain construction indebtedness.

For each Development Property acquired by the Company from April 1, 1997 to March 31, 1998, the acquisition consideration will be computed as the greater of
(i) net operating income, as described above, capitalized at 10.25%, or (ii) the cost of development. Consideration for these Development Properties will consist of Units with a value per Unit based on the average closing price of the Company's common stock for the 20 trading days prior to the acquisition of the applicable Development Property, and the assumption of construction indebtedness. The Company has assumed development responsibilities for tenant finish improvements for each of the Development Properties.

Based on the formula discussed previously, and assuming the Development Properties achieve their budgeted net operating income by their respective budgeted stabilization dates, the Company believes that the total acquisition consideration of the Development Properties will be approximately $39.3 million. The Company currently expects that the Development Properties will be contributed subject to approximately $10 million of construction indebtedness (which the Company will likely refinance through borrowings under its line of credit), resulting in the issuance to NWI of Units having a value of approximately $29.3 million. As of October 29, 1996, the six Development Properties had an average pre-leasing of approximately 34%.

The acquisition agreements also provide that the Company will acquire approximately 147 net usable acres of undeveloped land from NWI (the "Undeveloped Land") in staged acquisitions over a period of up to six years, with the first closing occurring no later than March 31, 1997.

The Company will acquire approximately 89 net usable acres of the Undeveloped Land (the "I-440/Aspen Grove Land") in consideration of the issuance of Units having a notional value of approximately $9.8 million (adjusted in certain cases for changes in the Consumer Price Index subsequent to March 31, 1997), although the total consideration may be increased depending on the performance of buildings developed by the Company on certain portions of this I-440/Aspen Grove Land. In addition, the Company will pay for certain infrastructure and carrying costs associated with the I-440/Aspen Grove Land. Consideration for I-440/Aspen Grove Land acquired by March 31, 1997 will consist of Units with an agreed upon value per Unit of $25.00. Consideration for I-440/Aspen Grove Land acquired after March 31, 1997 will consist of Units with a value per Unit based on the average closing price of the Company's common stock for the 20 trading days prior to the date of acquisition.

The Company expects to acquire on or before November 30, 1996, the remaining 58 net usable acres of Undeveloped Land (the "Briley Parkway Land") for NWI's cost, including infrastructure and carrying costs associated with the Briley Parkway Land. The Company estimates aggregate consideration for this portion of the Briley Parkway Land will total approximately $3 million, of which approximately $1.2 million will consist of a combination of cash and the issuance of Units with an agreed upon value per Unit of $25.00, and the remainder of which will consist of the Company's assumption of fixed-rate purchase money mortgage indebtedness in an amount of approximately $1.8 million secured by the Briley Parkway Land.

The acquisition agreements also contain certain registration rights and lock-up arrangements by and among the Company, NWI, Buckley, and Mr. Nelley and Mr. Buckley. Under these provisions, the Company is obligated to establish a shelf for the registration of all Shares into which Units are convertible with respect to all Units issued to NWI and Buckley (the "Registration Rights Participants") on or before March 31, 1998. Each Unit issued to a Registration Rights Participant must be retained for one year before disposition. Units or Shares beneficially owned by Mr. Nelley and Mr. Buckley must be retained for three years before disposition.

The registration rights arrangements also grant certain piggyback registration rights to NWI with respect to any Units issued to NWI after March 31, 1998. Pursuant to such piggyback registration rights, NWI will be entitled, subject to certain restrictions, to include its Shares in a registered public offering initiated by the Company or another holder of the Company's securities. If all of the Units owned by NWI are not successfully sold through the piggyback registration rights, NWI will be entitled to two demand registration rights after the fifth anniversary of the Initial Closing.

The Company currently estimates that fees and expenses of the Nashville acquisitions will total approximately $1.5 million.

COMPLETED PROPERTIES
--------------------------------------------------------------------------------
Business Park/                        Square         9/30/96         Year
Property                               Feet         Occupancy     Constructed
--------------------------------------------------------------------------------
AIRPARK BUSINESS CENTER
   1420 Donelson Pike                 90,000           87%           1985
   1410 Donelson Pike                108,300           84%           1986
   1400 Donelson Pike                102,727          100%           1986
   400 Airpark Center Drive           52,748           62%           1989
   500 Airpark Center Drive           90,185          100%           1988
   600 Airpark Center Drive           78,800           96%           1990
   700 Airpark Center Drive           77,500           95%           1992
   800 Airpark Center Drive           93,928           91%           1995
   900 Airpark Center Drive           84,307          100%           1995
   5270 Harding Place                 51,960          100%           1996
   1413 Donelson Pike                 66,737          100%           1996
--------------------------------------------------------------------------------
   Subtotal                          897,192           93%
--------------------------------------------------------------------------------

BRENTWOOD SOUTH BUSINESS CENTER
   7104 Crossroad Boulevard          103,200          100%           1987
   7106 Crossroad Boulevard          103,200           93%           1987
   7108 Crossroad Boulevard           99,000           99%           1989
   119 Seaboard Lane                  90,024          100%           1990
   121 Seaboard Lane                  45,480          100%           1990
   123 Seaboard Lane                  63,360          100%           1990
--------------------------------------------------------------------------------
   SUBTOTAL                          504,264           98%
--------------------------------------------------------------------------------
TOTAL COMPLETED PROPERTIES         1,401,456           95%
--------------------------------------------------------------------------------

DEVELOPMENT PROPERTIES
--------------------------------------------------------------------------------
Business Park/                        Square         9/30/96         Year
Property                               Feet        Pre-leasing    Constructed
--------------------------------------------------------------------------------
AIRPARK BUSINESS CENTER
Airpark Business Center X            106,122            0%           1996
Airpark Business Center XII          156,830           51%           1996
ASPEN GROVE BUSINESS CENTER
277 Mallory Station Road             127,205           87%           1995
320 Premier Court                    106,358            6%           1996
Aspen Grove V                        160,848            0%           1996

FOUR-FORTY BUSINESS CENTER
735 Melrose Avenue                   165,777           48%           1995
--------------------------------------------------------------------------------
TOTAL DEVELOPMENT PROPERTIES         823,140           34%
--------------------------------------------------------------------------------

This Current Report contains forward-looking information that is subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Among those risks and uncertainties are the general economic climate; the supply of and demand for industrial properties in Nashville, Tennessee and the Southeast; and risks associated with the development and acquisition of properties, including risks that the development, acquisition or lease-up may not be completed on schedule, that tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference is made to the Company's other filings with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     The financial statements required by this Item 7(a) relating to the NWI acquisition described in Item 2 are attached hereto as Exhibit A and incorporated herein by this reference.

(b)  Pro Forma Financial Information.

     The pro forma financial information required by this Item 7(b) relating to the NWI acquisition described in Item 2 is attached hereto as Exhibit B and incorporated herein by this reference.

(c)  Exhibits

     Exhibit #      Description
     ---------      -----------

       A            Financial statements required by Item 7(a)

       B            Pro forma financial information required by Item 7(b)

       2.1 Agreement of Merger by and between NWI Warehouse Group, LLC and Weeks Realty, L.P., dated November 1, 1996.

       2.2 Contribution Agreement for Development Properties between Weeks Realty, L.P., and NWI Warehouse Group, L.P., dated November 1, 1996.

       2.3 Contribution Agreement for Aspen Grove Land between Weeks Realty, L.P., and NWI Warehouse Group, L.P., dated November 1, 1996.

       2.4 Contribution Agreement for I-440 Land between Weeks Realty, L.P., and NWI Warehouse Group, L.P., dated November 1, 1996.

       2.5 Contribution Agreement for NWI Operating Business by and between Weeks Realty, L.P. and NWI Warehouse Group, L.P. dated November 1, 1996.

       2.6 Contribution Agreement for Buckley Operating Business by and between Weeks Realty, L.P. and Buckley & Company Real Estate, Inc., dated November 1, 1996.

       2.7 Contribution Agreement for Briley Land between Weeks Realty, L.P. and NWI Warehouse Group, L.P. dated November 1, 1996.

       3.1          Second Amended and Restated Bylaws of Weeks Corporation.

       10.1 Employment Agreement by and between John W. Nelley, Jr. and Weeks Corporation, dated November 1, 1996.

       10.2         Employment Agreement by and between Albert W. Buckley, Jr.
                    and Weeks Corporation, dated November 1, 1996.

       10.3 Noncompetition Agreement by and among NWI Warehouse Group, Weeks Corporaiton, Weeks Realty, L.P., Weeks Realty Services, Inc., Weeks Construction Services, Inc., Weeks GP Holdings, Inc., Weeks LP Holdings, Inc., and their respective successors, dated November 1, 1996.

       10.4 Noncompetition Agreement by and among John W. Nelley, Jr., Weeks Corporation, Weeks Realty, L.P., Weeks Realty Services, Inc., Weeks Construction Services, Inc., Weeks GP Holdings, Inc., Weeks LP Holdings, Inc., and any other entity under the common control of Weeks Corporation, and their respective successors, dated November 1, 1996.

       10.5 Noncompetition Agreement by and among Albert W. Buckley, Jr., Weeks Corporation, Weeks Realty, L.P., Weeks Realty Services, Inc., Weeks Construction Services, Inc., Weeks GP Holdings, Inc., Weeks LP Holdings, Inc., and any other entity under the common control of Weeks Corporation, and their respective successors, dated November 1, 1996.

       10.6 Indemnification Agreement by and between Weeks Corporation and John W. Nelley, Jr., dated November 1, 1996.

       10.7 Registration Rights and Lock-Up Agreement, by and among Weeks Corporation, NWI Warehouse Group, L.P., Buckley & Company Real Estate, Inc., John W. Nelley, Jr., and Albert
                    W. Buckley, Jr., dated November 1, 1996.

       10.8 Registration Rights Agreement for Post-March 31, 1998 Shares and Units, by and among Weeks Corporation, NWI Warehouse Group, L.P., and Buckley & Company Real Estate, Inc., dated November 1, 1996.

       10.9 Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P., dated October 30, 1996.

       10.10 First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. by and among NWI Warehouse Group, L.P., Buckley & Company Real Estate, Inc. and Weeks GP Holdings, Inc. dated November 1, 1996.

       23.1         Consent of Ernst & Young LLP.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             WEEKS CORPORATION
                                             Registrant


Date:  November 5, 1996                      /s/David P. Stockert
                                             -----------------------------------
                                             David P. Stockert
                                             Senior Vice President and
                                             Chief Financial Officer

                     Audited Combined Financial Statements

                              NWI Warehouse Group

                    Years ended December 31, 1994 and 1995
                      with Report of Independent Auditors

                              NWI Warehouse Group

                     Audited Combined Financial Statements


                    Years ended December 31, 1994 and 1995


                                   CONTENTS

Report of Independent Auditors................................................1

Audited Combined Financial Statements

Combined Balance Sheets as of December 31, 1994
  and 1995 and June 30, 1996 (Unaudited)......................................2
Combined Statements of Income for the Years Ended
  December 31, 1994 and 1995 and the Six Months
  Ended June 30, 1995 and 1996 (Unaudited)....................................3
Combined Statements of OwnersO Equity for the Years
  Ended December 31, 1994 and 1995 and the Six Months
  Ended June 30, 1996 (Unaudited).............................................4
Combined Statements of Cash Flows for the Years Ended
  December 31, 1994 and 1995 and the Six Months
  Ended June 30, 1995 and 1996 (Unaudited)....................................5
Notes to Combined Financial Statements........................................7

                        Report of Independent Auditors

To the Partners of NWI Warehouse Group, L.P.
and Owners of Buckley & Company Real Estate, Inc.

We have audited the accompanying combined balance sheets as of DecemberE31, 1994 and 1995, of NWI Warehouse Group (Note 1), and the related combined statements of income, owners' equity, and cash flows for the years ended December 31, 1994 and 1995. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at DecemberE31, 1994 and 1995, of NWI Warehouse Group (Note 1), and the combined results of their operations and their cash flows for the years ended December 31, 1994 and 1995 in conformity with generally accepted accounting principles.




                                                        ERNST & YOUNG LLP

Atlanta, Georgia
September 27,1996

                              NWI Warehouse Group

                            Combined Balance Sheets
                                (In thousands)

                                             DECEMBER 31       JUNE 30,
                                           1994      1995       1996
                                         --------------------------------
                                                             (Unaudited)
ASSETS
Real estate assets:
  Land                                     $ 9,113   $13,008    $17,342
  Buildings and improvements                30,885    35,255     41,817
  Accumulated depreciation                  (5,453)   (6,575)    (7,181)
                                         ------------------------------
Operating real estate assets                34,545    41,688     51,978
  Developments in progress                   1,870    11,149     10,255
  Land held for future development           4,866     9,555      7,037
                                         ------------------------------
Net real estate assets                      41,281    62,392     69,270

Cash and cash equivalents                      785     1,313      2,669
Notes receivable from related parties        4,662         -          -
Deferred financing costs, net                  354       716        875
Receivables, net                               981       753        936
Receivables, related parties                    55       166         36
Other assets                                   313        85        121
                                         ------------------------------
Total assets                               $48,431   $65,425    $73,907
                                         ==============================

LIABILITIES AND OWNERS' EQUITY
Mortgage notes payable                     $29,237   $43,641    $50,269
Bank line of credit                            185       640      1,500
Notes payable, other                           523       963        899
Notes payable, related parties               1,362     1,220      1,560
Accounts payable and accrued expenses        2,098     2,438      2,313
Other liabilities                               92       126        155
                                         ------------------------------
Total liabilities                           33,497    49,028    $50,269
                                                                  1,500
Owners' equity                              24,180    25,219        899
Less:  notes receivable from owners         (9,246)   (8,822)     1,560
Owners' equity, net                         14,934    16,397      2,313
                                                                    155
                                         ------------------------------
Total liabilities and owners' equity       $48,431   $65,425    $73,907
                                         ==============================

See accompanying notes.

                              NWI Warehouse Group

                         Combined Statements of Income
                                (In thousands)

                                          YEAR ENDED DECEMBER 31    SIX MONTHS ENDED JUNE 30
                                             1994        1995          1995         1996
                                        -------------------------  --------------------------
                                                                          (Unaudited)
Revenues:
   Rental income                              $4,978      $5,836       $2,718        $3,675
   Tenant reimbursements                         875         994          350           662
   Other                                          28         348           84           134
                                        -------------------------  --------------------------
                                               5,881       7,178        3,152         4,471
                                        -------------------------  --------------------------

Expenses:
   Property operating and maintenance            763         762          380           426
   Real estate taxes                             559         642          321           335
   Tenant improvements and lease
     commissions                                 131         445          200           307
   Depreciation                                  984       1,127          543           621
   Interest - third party                      2,470       3,000        1,440         2,029
   Interest - related party                       11          93           45            65
   Amortization of deferred financing
     costs                                        53          93           47            54
   General and administrative                    479         643          271           325
                                        -------------------------  --------------------------
                                               5,450       6,805        3,247         4,162
                                        -------------------------  --------------------------

Operating income (loss)                          431         373          (95)          309

Interest income from related parties           1,385       1,117          588           445
                                        -------------------------  --------------------------
Income before income taxes                     1,816       1,490          493           754

Income tax expense                                39         102           41            48
                                        -------------------------  --------------------------
Net income                                    $1,777      $1,388       $  452        $  706
                                        =========================  ==========================

See accompanying notes.

                              NWI Warehouse Group

                     Combined Statements of Owners' Equity
                                (In thousands)

Owners' equity, January 1, 1994                   $22,431
 Contributions                                        288
 Distributions/dividends                             (316)
 Net income                                         1,777
                                                ---------
Owners' equity, December 31, 1994                  24,180
 Distributions/dividends                             (349)
 Net income                                         1,388
                                                ---------
Owners' equity, December 31, 1995                  25,219
 Distributions/dividends (unaudited)               (1,147)
 Net income (unaudited)                               706
                                                ---------
Owners' equity, June 30, 1996 (unaudited)         $24,778
                                                =========

See accompanying notes.

                              NWI Warehouse Group

                       Combined Statements of Cash Flows
                                (In thousands)

                                                     YEAR ENDED DECEMBER 31              SIX MONTHS ENDED JUNE 30
                                                       1994         1995                   1995           1996
                                                    ------------------------            --------------------------
                                                                                               (Unaudited)
OPERATING ACTIVITIES
Net income                                           $ 1,777       $  1,388              $ 452           $  706
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
  Depreciation and amortization                        1,037          1,220                590              675
  Provision for bad debts                                168            183                 61               36
  Straight-line rent revenue                              60            171                 86               47
  Accrued interest income on notes
    receivable from related parties                     (905)          (572)               (42)            (162)

  Net change in:
    Receivables                                          259           (203)               155             (106)
    Accounts payable, accrued expenses and
      other liabilities                                  196            211               (130)             (63)

    Other                                               (300)           153                171              (52)
                                                     -----------------------           --------------------------
Net cash provided by operating
  activities                                           2,292          2,551              1,343            1,081
                                                     -----------------------           --------------------------

INVESTING ACTIVITIES
Property acquisition, development and
  construction                                        (9,499)       (22,034)           (10,367)          (7,546)

Notes receivable collections                           1,762         10,823             10,823              850
Interest proceeds on notes receivable                      -          3,483              3,483              572
Notes receivable additions                                 -         (8,648)            (8,649)              (5)
                                                     ------------------------          --------------------------
Net cash used in investing activities                 (7,737)       (16,376)            (4,710)          (6,129)
                                                     ------------------------          --------------------------

                              NWI Warehouse Group

                                (In thousands)

                                                YEAR ENDED DECEMBER 31       SIX MONTHS ENDED JUNE 30
                                                  1994         1995             1995          1996
                                              -------------------------     --------------------------
                                                                                   (Unaudited)
FINANCING ACTIVITIES
Proceeds from mortgage, construction
  and other notes payable                         3,730       21,610            4,269         8,583
Repayments of mortgage, construction
  and other notes payable                          (625)      (6,766)            (315)       (2,019)
Proceeds from notes payable to related
  parties                                           961          517              427           520
Principal payments on notes payable to
  related parties                                   (62)        (659)            (659)         (180)
Line of credit proceeds (repayments),
  net                                               185          455              (90)          860
Contributions                                       288            -                -             -
Distributions/dividends                            (316)        (349)            (162)       (1,147)
Deferred financing costs                            (44)        (455)            (219)         (213)
                                              -------------------------     --------------------------
Net cash provided by financing
activities                                        4,117       14,353            3,251         6,404
                                              -------------------------     --------------------------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                    (1,328)         528             (116)        1,356
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                             2,113          785              785         1,313
                                              -------------------------     --------------------------
CASH AND CASH EQUIVALENTS AT  END OF
  PERIOD                                      $     785     $  1,313        $     669      $  2,669
                                              =========================     ==========================
Supplemental disclosure of cash flow
  information:
    Interest paid                             $   2,478     $  2,972        $   1,258      $  2,185
                                              =========================     ==========================
    Interest capitalized                      $      75     $    135        $     112      $    156
                                              =========================     ==========================

See accompanying notes.

                              NWI Warehouse Group

                    Notes to Combined Financial Statements

                    Years ended December 31, 1994 and 1995


1. ORGANIZATION AND BASIS OF COMBINATION

NWI Warehouse Group ("NWI") represents the combined industrial building development, construction, ownership and management operations of NWI Warehouse Group, L.P. (the "Partnership") and certain assets, liabilities and operations of Buckley & Company Real Estate, Inc. ("Buckley"), comprising primarily the property management operations of NWI. The accompanying financial statements of NWI have been presented on a combined basis due to the anticipated common ownership through their acquisition by a real estate investment trust (Note 10).

As of December 31, 1995, NWI owned and managed 15 industrial buildings comprising 1.3 million square feet and had nine additional buildings under development or in lease-up comprising an additional 1.1 million square feet. The buildings are located in Nashville, Tennessee.

The Partnership commenced business operations in 1993 through a combination with nine related partnerships and the contribution of certain assets and liabilities of other related partnerships and entities under common management and control. In 1994, six additional related partnerships were combined with and into the Partnership. These combining, related partnerships (the "Predecessor Partnerships") discussed herein, and their related properties, are as follows:

                                                             COMMENCEMENT OF
                                                             RENTAL OPERATIONS
     PREDECESSOR PARTNERSHIPS          PROPERTY
  ------------------------------------------------------------------------------
  Partnerships:
     Pine Tree Corporation             Airpark I                     1985
     NWI VI, L.P.                      Airpark II                    1986
     NWI VII, L.P.                     Airpark III                   1986
     NWI XIV, L.P.                     Airpark IV                    1989
     NWI XI, L.P.                      Airpark V                     1988
     NWI XVI, L.P.                     Airpark VI                    1990
     NWI XIX, L.P.                     Airpark VII                   1992
     NWI XX, L.P.                      Airpark VIII                  1995
     NWI XXI, L.P.                     Airpark IX                    1995
     NWI VIII, L.P.                    Brentwood South I             1987
     NWI IX, L.P.                      Brentwood South II            1987
     NWI XVII, L.P.                    Brentwood South III           1989
     NWI XVIII, L.P.                   Brentwood South IV            1990
     NWI XXIII, L.P.                   Brentwood South V             1990
     NWI XXII, L.P.                    Brentwood South VI            1990

The combination of the Predecessor Partnerships, described above, was accounted for as a reorganization of entities under common control and, accordingly, the related assets, liabilities and owner's equity were reflected at historical cost in a manner similar to that in pooling of interests accounting. Accordingly, the accompanying combined financial statements of NWI, have been presented giving retroactive effect to all periods prior to the combinations. All significant intercompany accounts and transactions have been eliminated in these combined financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REAL ESTATE ASSETS

Buildings and improvements are recorded at the lower of cost or estimated fair value and are depreciated on the straight-line basis over their estimated useful lives of 19 to 31.5 years. The cost of buildings and improvements includes interest, property taxes and insurance incurred during the period of construction. Initial tenant finishes are capitalized and depreciated over the life of the building. Subsequent tenant finishes are generally expensed unless permanent changes are made to the leasehold improvement. Significant renovations or betterments which extend the economic useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of highly liquid investments purchased with original maturities of three months or less from the date of purchase. NWI maintains, from time to time, cash deposits in excess of federally insured amounts at one banking institution.

REVENUE RECOGNITION

All leases are classified as operating leases and the related rental income is recognized on a straight-line basis over the terms of the respective leases. Costs incurred to procure operating leases are expensed. Straight-line rent receivables totaled $392,000 and $563,000 as of December 31, 1994 and 1995, respectively. Tenant reimbursements for property taxes and other recoverable expenses are recognized as revenues in the period the applicable expenses are incurred. NWI provides for uncollectible tenant receivables based on a review of specific receivable balances and past collection experience. The allowance for doubtful accounts totaled $77,000 and $114,000 at December 31, 1994 and 1995, respectively.

DEFERRED FINANCING COSTS

Deferred financing costs include fees and costs incurred to obtain long-term financing, and are amortized over the term of the loan. Accumulated amortization totaled $146,000 and $239,000 at December 31, 1994 and 1995, respectively.

ACCOUNTING RECORDS

NWI's underlying accounting records are maintained on the cash basis of accounting utilized for income-tax reporting purposes. The accompanying combined financial statements have been adjusted to the accrual basis of accounting prescribed by generally accepted accounting principles and thus reflect accounts receivable, accrued straight-line rents, accrued interest on notes receivable to related parties, accounts payable, accrued interest, and other accruals that are not recorded in the accounting records. The combined financial statements also reflect adjustments for depreciation and amortization to convert the accounting records to the accrual basis of accounting.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

In March 1995, SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, was issued. SFAS 121 established new standards on how impairment losses on long-lived assets, including real estate assets, should be measured. NWI's adoption of Statement 121, effective January 1, 1995, had no effect on the accompanying combined financial statements.

UNAUDITED INTERIM FINANCIAL INFORMATION

The combined balance sheet as of June 30, 1996 and the combined statements of income and cash flows for the six months ended June 30, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. In the opinion of management the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results. The results for the six months ended June 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

3. NOTES RECEIVABLE FROM OWNERS AND RELATED PARTIES

NWI has $13,908,000 and $8,822,000 at December 31, 1994 and 1995, respectively, in notes receivable from the owners of NWI and other related real estate partnerships that have the same owners and/or general partner as the Partnership. The notes are unsecured, payable upon demand and are generally repaid from the sale of the assets, if any. The notes bear interest at 10% which is not due until the note is paid in full. However, at the option of the payee interest can be paid throughout the period that the note is outstanding. Interest earned on notes receivable from related parties totaled $1,385,000 and $1,117,000 for the years ended DecemberE31, 1994 and 1995, respectively.

The related parties, along with the principal and interest owed by each at December 31, 1994 and 1995, are as follows:

1994
------------------------------------------------------------------------
             RELATED PARTY                PRINCIPAL   INTEREST  TOTAL
------------------------------------------------------------------------
Notes receivable from Owners:
 NWI X, L.P.                                 $4,594    $1,795  $6,389
 Albert Buckley                                 193       116     309
 John W. Nelley, Jr.                            948       532   1,480
 Pine Tree Corporation                          765       303   1,068
                                        --------------------------------
                                             $6,500    $2,746  $9,246
                                        ================================


Notes receivable from Related Parties:
 Four Forty Associates, L.P.                 $3,759    $  713  $4,472
 Airpark West, L.P.                             167        23     190
                                        --------------------------------
                                             $3,926    $  736  $4,662
                                        ================================

1995
------------------------------------------------------------------------
             RELATED PARTY                PRINCIPAL   INTEREST  TOTAL
------------------------------------------------------------------------
Notes receivable from Owners:
 NWI X, L.P.                                 $5,200    $  311  $5,511
 Albert Buckley                                 360        31     391
 John W. Nelley, Jr.                          1,500       130   1,630
 Pine Tree Corporation                        1,190       100   1,290
                                        --------------------------------
                                             $8,250    $  572  $8,822
                                        ================================

NWI X, L.P. is the general partner of the Partnership. The general partners of NWI X, L.P. are also the general partners of Airpark West, L.P. and Four Forty Associates, L.P.

4. RELATED PARTY TRANSACTIONS

NWI has notes payable to partners of the Partnership of $1,362,000 and $1,220,000 and accrued interest payable of $11,000 and $7,000 at DecemberE31, 1994 and 1995, respectively. These notes payable are unsecured, payable upon demand and bear interest ranging from 9% to 10%.

NWI purchased undeveloped land from related parties for $3,895,000 and $5,204,000 in 1994 and 1995, respectively. NWI also paid legal, accounting and property maintenance fees to related parties totaling $241,000 and $26,000 in 1994 and 1995, respectively.

NWI received rental income and expense reimbursements of $639,000 and $251,000, for the years ended December 31, 1994 and 1995, respectively, from entities which are owned by individuals who are also investors in NWI.

5. NOTES PAYABLE AND BANK LINE CREDIT

Mortgage notes payable consists of the following (in thousands):

                                                                              DECEMBER 31
                                                                         1994          1995
                                                                      ------------------------
Mortgage note, principal and interest payable
  monthly at 8.1%, due in 2006                                         $12,745       $12,521
Mortgage note, principal and interest payable
  monthly at 8.0%, due in 2006                                               -         8,962
Mortgage note, principal and interest payable
  monthly at 9.5%, due in 2000                                           7,230         7,157
Mortgage note, principal and interest payable
  monthly at 9.5%, due in 1998                                           2,683         2,659
Mortgage note, with monthly payments at varying
  amounts, including interest at bank prime plus
  1/2% (9.0% at December 31, 1995), due in 1998                          2,411         2,404
Mortgage note, principal and interest payable
  monthly at 9.80%, due in 2000                                          2,210         2,193
Mortgage note, principal and interest payable
  monthly at 8.0%, due in 2006                                               -         1,990
Construction loans, with varying monthly
  payments and interest at bank prime plus 1/2%,
  due in 1997 through 1999                                               1,958         3,503
Land loan, annual principal payments of $300,000
  plus monthly payments of interest at bank prime
  plus 1/2% (9.0% at December 31, 1995), due in
  1998                                                                       -         2,252
                                                                      -----------------------
                                                                       $29,237       $43,641
                                                                      =======================

At December 31, 1995, the Partnership had a secured line of credit agreement with a bank. Under its terms, the Partnership could borrow up to $1,110,000 at the bankOs index rate (8.5% at DecemberE31, 1995). The agreement was secured by land held for development totaling $2,090,000 at DecemberE31, 1995. At December 31, 1994 and 1995, the Partnership had borrowings of $185,000 and $640,000 under this agreement, respectively. In 1996, the line of credit was renewed and expanded into a $5,600,000 agreement which matures in 1999.

As of December 31, 1994 and 1995 NWI had other notes payable totaling $523,000 and $963,000, respectively, to various unrelated individuals and trusts that are unsecured and payable upon demand. These notes bear interest ranging from 9% to 10% and are used to purchase land, construct buildings, and fund operations.

At December 31, 1995, aggregate available borrowing capacity under construction loans was approximately $6,102,000.

Aggregate principal payments required by mortgage, construction and other notes payable as of December 31, 1995 are as follows (in thousands):

                                          1995
                                    ----------------
                1996                    $ 2,469
                1997                      1,494
                1998                      6,031
                1999                      3,058
                2000                     11,060
                Thereafter               21,132
                                    ----------------
                                        $45,244
                                    ================

6. LEASING ACTIVITY

Future minimum rentals receivable in accordance with tenant lease terms under noncancelable operating leases as of DecemberE31, 1995 are as follows (in thousands):

                                  1995
                             ---------------
            1996                $ 5,870
            1997                  5,202
            1998                  4,200
            1999                  3,134
            2000                  1,514
            Thereafter              860
                             ---------------
                                $20,780
                             ===============
7. COMMITMENTS AND CONTINGENCIES

As of DecemberE31, 1995, NWI had total construction commitments of $11,228,000 on buildings under development.

NWI is involved in litigation arising in the ordinary course of business. Such matters, if decided adversely to NWI, would not, in the opinion of management, have a material adverse effect on the combined financial condition of NWI.

8. INCOME TAXES

The Partnership is not subject to federal or state income taxes as Partnership income or loss is reported by the individual partners in their respective tax returns. Accordingly, income taxes are not reflected in the accompanying combined financial statements of NWI related to the Partnership. Buckley is a taxable entity. In accordance with the provisions of the SFAS No. 109, Accounting for Income Taxes, current taxes have been attributed to the accounts of Buckley as if it were a separate tax payer. At December 31, 1994 and 1995 income tax expense of $39,000 and $102,000, respectively, has been reflected in the combined financial statements at statutory rates.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

Based on interest rates and other pertinent information available to NWI at December 31, 1995, NWI estimates that the carrying value of cash and cash equivalents, receivables, notes payable, line of credit borrowings and other liabilities approximate their fair values when compared to instruments of similar type, terms and maturity. The carrying amount of related party notes receivable and notes payable approximate fair value however, such amounts have not been revalued by a party independent of management.

Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 1995. Although management is not aware of any factors that would significantly affect its estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these combined financial statements since that date.

10. PROPOSED MERGER

On July 31, 1996, NWI announced it had reached an agreement to contribute substantially all of its assets and operations to a real estate investment trust (Weeks Corporation and its subsidiaries) in a staged transaction for aggregate consideration of approximately $120 million, upon its completion. The transaction is structured in the form of a merger of ownership interests. The initial closing, involving aggregate consideration of approximately $70 million, is expected to occur in November 1996.

                               WEEKS CORPORATION
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996

------------------------------------------------------------------------------------------------------------------------------------
                                                                    Lichtin
                                                      NWI          Properties      Principal
                                    Company        Acquisition     Acquisition     Properties     Pro Forma
(Unaudited, in thousands)        Historical(a)     Historical(b)   Historical(c)   Historical(d)  Adjustments       Pro Forma
------------------------------------------------------------------------------------------------------------------------------------
Assets
Land                               $ 43,207         $17,342        $  4,422        $ 4,353        $  7,999 (e)      $ 77,323
Building and improvements           272,753          41,817          86,648         26,602          16,560 (e)       444,380
Accumulated depreciation            (35,029)         (7,181)        (19,244)            --          26,425 (C)       (35,029)
------------------------------------------------------------------------------------------------------------------------------------
    Operating real estate assets    280,931          51,978          71,826         30,955          50,984           486,674
------------------------------------------------------------------------------------------------------------------------------------
Development in progress              28,307          10,255           3,524             --         (13,779)(j)        28,307
Land held for future development      4,208           7,037           2,017             --          (8,054)(e)         5,208
------------------------------------------------------------------------------------------------------------------------------------
    Net real estate assets          313,446          69,270          77,367         30,955          29,151           520,189
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents               107           2,669             276             --          (2,312)(j)           740
Direct financing lease                5,188              --              --             --              --             5,188
Deferred costs, net                   9,486             875           3,564             --          (4,439)(j)         9,486
Investments in and notes
 receivable from unconsolidated
 subsidiaries                         7,639              --             --              --              --             7,639
Receivables and other assets         11,929           1,093           2,327             --          (3,308)(e)(j)     12,041
------------------------------------------------------------------------------------------------------------------------------------
    Total Assets                    347,795          73,907          83,534         30,955          19,092           555,283
------------------------------------------------------------------------------------------------------------------------------------
Liabilities & Shareholders' Equity
Mortgage notes payable              112,785          50,269          92,096             --         (28,525)(f)       226,625
Bank credit facility borrowings      65,685           1,500           3,407         30,955          10,200 (g)       111,747
Notes payable -- related parties         --           2,459           8,819             --         (11,278)(j)            --
Accounts payable and  accrued
 expenses                             7,250           2,313           3,155             --          (5,468)(j)         7,250
Other liabilities                     1,819             155             478             --              --             2,452
------------------------------------------------------------------------------------------------------------------------------------
    Total Liabilities               187,539          56,696         107,955         30,955         (35,071)          348,074
------------------------------------------------------------------------------------------------------------------------------------
Minority Interests in
    Operating Partnership            30,034              --              --             --          28,943 (h)        58,977
Shareholders' and Owners'Equity
    Common Stock                        112              --              --             --              --               112
    Preferred Stock                      --              --              --             --              --                --
    Additional paid-in capital      191,263              --              --             --              --           191,263
    Accumulated deficit             (61,153)             --              --             --          18,010 (i)       (43,143)
    Owners' equity                       --          17,211         (24,421)            --           7,210 (j)            --
------------------------------------------------------------------------------------------------------------------------------------
    Total Shareholders' and
        Owners' Equity              130,222          17,211         (24,421)            --          25,220           148,232
------------------------------------------------------------------------------------------------------------------------------------
    Total Liabilities and
        Shareholders' and
        Owners' Equity             $347,795         $73,907        $ 83,534        $30,955        $ 19,092          $555,283
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

                               WEEKS CORPORATION
                 NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED BALANCE SHEET AS OF
                                 JUNE 30, 1996

1.   BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated balance sheet is presented as if the Company acquired as of June 30, 1996, the business operations and real estate assets of NWI (described in this Current Report on Form 8-K), the business operations and real estate assets of Lichtin Properties (described in a separate Current Report on Form 8-K of the Company dated November 5, 1996), and the Principal Properties (described in the Company's Current Report on Form 8-K dated August 9, 1996). The unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of what the actual financial position would have been at June 30, 1996, nor does it purport to represent the future financial position of the Company.

The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the unaudited pro forma condensed consolidated statements of operations of the Company included herein, the consolidated financial statements and accompanying notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited condensed consolidated financial statements and accompanying notes thereto of the Company included in its June 30, 1996 Quarterly Report on Form 10-Q.

The unaudited pro forma amounts of NWI and Lichtin Properties reflected in the June 30, 1996 condensed consolidated pro forma balance sheet include the operating businesses, land and the office and industrial properties acquired or to be acquired at the respective initial closing dates of each acquisition. The Northern Telecom properties, office and industrial properties under development and land held for future development of NWI and Lichtin Properties to be acquired subsequent to the initial closing dates discussed herein and in the separate Current Report on Form 8-K of the Company dated November 5, 1996 relating to Lichtin Properties have been excluded from the accompanying pro forma amounts as of June 30, 1996.

The acquisitions of NWI, Lichtin Properties and the Principal Properties have been accounted for under the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values which may be subject to further modification based upon the final determination of actual closing costs associated with each of the NWI and Lichtin Properties transactions and the final terms of the Lichtin Properties' transaction. Management believes that its final allocation of the purchase price will not differ materially from the purchase price allocations included herein.

2.   ASSUMPTIONS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     (a) Represents the Company's unaudited condensed consolidated historical balance sheet contained in its Quarterly Report on Form 10-Q as of June 30, 1996.

     (b) Represents the historical unaudited combined balance sheet of NWI as of June 30, 1996, included herein in Exhibit A.

     (c) Represents the historical unaudited combined balance sheet of Lichtin Properties as of June 30, 1996, as set forth in Exhibit A to the Company's Current Report on Form 8-K dated November 5, 1996 relating to the Lichtin Properties acquisition.

     (d) Represents the aggregate purchase price, including closing costs and acquisition expenses, of the Principal Properties of $30,955,000 funded through borrowings under the Company's revolving credit facility, as set forth in the Company's Current Report on Form 8-K dated August 9, 1996, relating to the Principal acquisition.

     (e) Represents the adjustments to reflect the initial purchase price of the NWI business operations and real estate assets of $71,000,000 and the estimated purchase price of the Lichtin Properties business operations and real estate assets of $104,900,000, including closing costs and acquisition expenses. Approximately $112,000 of the purchase price relating to furniture and equipment is included in receivables and other assets.

     (f) Represents the adjustment to reflect the assumption of mortgage, construction and other notes payable of NWI of $42,196,000 (as of June 30, 1996) and of Lichtin Properties of $71,644,000 (as of June 30,
          1996). The weighted average interest rate was 8.5% on the NWI debt and 8.4% on the Lichtin Properties debt.

     (g) Represents the assumption of $3,407,000 of Lichtin Properties' line of credit borrowings and borrowings of $11,700,000 under the Company's revolving credit facility to fund the cash component and closing costs of the NWI and Lichtin Properties transactions.

     (h) Represents the issuance of 1,092,000 Units with an agreed upon value for purposes of the initial closing of the NWI transaction at $25.00 per Unit, and an estimated 778,000 Units with an agreed upon value for purposes of the initial closing of the Lichtin Properties transaction of $25.25 per Unit. The resulting consolidated pro forma minority interest balance was adjusted to reflect the consolidated pro forma minority interest percentage of 28.46% at June 30, 1996 as follows (in thousands):

Value of NWI Units                          $  27,304
Value of Lichtin Properties Units              19,649
Reclassification to shareholders' equity      (18,010)
                                            ---------
                                            $  28,943
                                            =========

(i) Represents the adjustment to state the consolidated pro forma shareholders' equity balance and minority interest balance to 71.54% and 28.46%, respectively, of the total consolidated pro forma equity interests (both shareholders' equity and minority interests) in the Company.

(j) Represents adjustments to eliminate certain asset and liability amounts that are not acquired or assumed as part of the NWI and Lichtin Properties transactions or which are not being acquired or assumed as part of the initial closings of the acquisition transactions reflected in this pro forma balance sheet.

                               WEEKS CORPORATION
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996

-----------------------------------------------------------------------------------------------------------------------------------
                                                                     Lichtin
                                                       NWI          Properties      Principal
(Unaudited, in thousands, except     Company        Acquisition     Acquisition    Properties     Pro Forma
per share data)                     Historical(a)   Historical(b)   Historical(c)  Historical(d)  Adjustments     Pro Forma
------------------------------------------------------------------------------------------------------------------------------------

Revenue
 Rental income                       $21,943          $3,675        $ 5,609         $1,639         $(1,793) (e)    $31,073
 Tenant reimbursements                 2,007             662          1,709            137            (993) (e)      3,522
 Income from directfinancing lease       384              --             --             --              --             384
 Other                                   174             134             53             --             182  (k)        543
------------------------------------------------------------------------------------------------------------------------------------

   Total Revenue                      24,508           4,471          7,371          1,776          (2,604)         35,522
------------------------------------------------------------------------------------------------------------------------------------

Expenses
 Property operating andmaintenance     2,687             426          1,700            197            (811) (e)      4,199
 Real estate taxes                     2,153             335            494            146            (185) (e)      2,943
 Depreciation and amortization         6,000             928          1,840             --             493  (f)      9,261
 Interest                              4,955           2,094          3,893             --            (256) (g)     10,686
 Amortization of deferred
   financing costs                       421              54            107             --            (161) (g)        421
 General and administrative            1,414             325            568             --              --           2,307
------------------------------------------------------------------------------------------------------------------------------------

Total Expenses                        17,630           4,162          8,602            343            (920)         29,817
------------------------------------------------------------------------------------------------------------------------------------

 Operating Income                      6,878             309         (1,231)         1,433          (1,684)          5,705
 Interest income                         198             445             13             --            (458) (h)        198
 Equity in earnings of
 unconsolidated subsidiaries             543              --             --             --              --             543
-----------------------------------------------------------------------------------------------------------------------------------
 Income before Income Taxes            7,619             754         (1,218)         1,433          (2,142)          6,446
 Income Taxes                             --             (48)            --             --              48  (i)         --
------------------------------------------------------------------------------------------------------------------------------------

 Income before Minority Interests      7,619             706         (1,218)         1,433          (2,094)          6,446
 Minority Interests                   (1,426)             --             --             --            (409) (j)     (1,835)
------------------------------------------------------------------------------------------------------------------------------------

Net Income                           $ 6,193          $  706        $(1,218)        $1,433         $(2,503)        $ 4,611
------------------------------------------------------------------------------------------------------------------------------------
Per Share Data
    Net Income                       $  0.56              --             --             --              --         $  0.41
------------------------------------------------------------------------------------------------------------------------------------

Weighted Average Shares Outstanding   11,156              --             --             --              --          11,156
------------------------------------------------------------------------------------------------------------------------------------

Weighted Average Shares
 and Units Outstanding                13,723           1,092            778             --              --          15,593
------------------------------------------------------------------------------------------------------------------------------------
See accompanying notes.


                               WEEKS CORPORATION
                 NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996

1.   BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 1996 is presented as if the Company acquired as of January 1, 1996 the business operations and real estate assets of NWI (described in this Current Report on Form 8-K), the business operations and real estate assets of Lichtin Properties (described in a seperate Current Report on Form 8-K of the Company dated November 5, 1996) and the Principal Properties (described in the Company's Current Report on Form 8-K dated August 9, 1996). In management's opinion, all adjustments necessary to present fairly the effects of these acquisitions have been made.

This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with unaudited pro forma condensed consolidated balance sheet of the Company included herein, the consolidated financial statements and accompanying notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited condensed consolidated financial statements and accompanying notes thereto of the Company included in its June 30, 1996 Quarterly Report on Form 10-Q.

This unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the Company had acquired NWI, Lichtin Properties and the Principal Properties (as described above) as of the beginning of the period presented, nor do they purport to represent the results of operations for future periods.

The unaudited historical results of operations of NWI included herein have been adjusted to reflect on a pro forma basis the operating business, land and industrial properties acquired at the initial closing of the NWI transaction on November 1, 1996. NWI's industrial properties under development or in lease-up and land held for development and their associated results of operations to be acquired subsequent to the initial closing on November 1, 1996 discussed herein have been excluded from the accompanying pro forma amounts for the period presented.

The unaudited historical results of operations of Lichtin Properties included herein have been adjusted to reflect on a pro forma basis the operating business, land and industrial and office properties to be acquired at the initial closing of the Lichten Properties' transaction which is probable of closing in December 1996, or January 1997. Certain of Lichtin Properties' buildings leased to Northern Telecom, certain other of Lichtin Properties' office and industrial properties under development and land held for future development and their associated results of operations to be acquired subsequent to the initial closing date discussed in the separate Current Report on Form 8-K of the Company dated November 5, 1996 relating to Lichtin Properties have been excluded from the accompanying pro forma amounts for the period presented.

2. ASSUMPTION TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

     (a) Represents the Company's unaudited condensed consolidated historical statement of operations contained in its Quarterly Report on Form 10-Q for the six months ended June 30, 1996.

     (b) Represents the historical unaudited combined statement of operations of NWI for the six months ended June 30, 1996, included herein in Exhibit A.

     (c) Represents the historical unaudited combined statement of operations of Lichtin Properties for the six months ended June 30, 1996, as set forth in Exhibit A to the Company's Current Report on Form 8-K dated November 5, 1996, relating to the Lichtin Properties acquisition.

     (d) Represents the historical unaudited rental income, tenant reimbursements, real estate taxes and property operating and maintenance expenses of the Principal Properties for the six months ended June 30, 1996, as set forth in the Company's Current Report on Form 8-K dated August 9, 1996, relating to the Principal acquisition.


     (e) Represents the net adjustment to reduce rental income, tenant reimbursements, real estate taxes and property operating and maintenance expenses for the results of operations of certain of Lichtin Properties' buildings leased to Northern Telecom, certain properties of NWI and Lichtin Properties under development or in lease-up and expenses associated with land held for development which are to be acquired subsequent to the initial closing dates of the NWI and Lichtin Properties acquisitions as shown below (in thousands):

                                                      Lichtin
                                           NWI       Properties    Total
                                           ---       ----------    -----
               Rental income               $331        $1,462      $1,793
               Tenant reimbursement          41           952         993
               Property operating and
                 maintenance expenses        59           752         811
               Real estate taxes             36           149         185

     (f) Represents the adjustment to reflect depreciation and amortization expense of the acquired properties (consisting of properties acquired and to be acquired at the initial closing dates for the NWI and Lichtin Properties acquisitions and the closing of the Principal Properties) based upon the assumed allocation of the acquisition price to land, buildings and improvements using a 35 year life for buildings and the life of the lease for tenant improvements. Aggregate pro forma depreciation and amortization expense for the six months ended June 30, 1996, was $1,122,000, $1,623,000 and $516,000 for NWI, Lichtin
          Properties and the Principal Properties, respectively.

     (g) Represents the adjustment of interest expense and the amortization of deferred financing costs to reflect interest on notes payable and bank line of credit borrowings assumed or to be assumed at the initial closing dates in the NWI and Lichtin Properties transactions, interest costs associated with additional borrowings under the Company's revolving credit facility of $30.9 million at 7.0% for the purchase of the Principal Properties and interest costs associated with additional borrowings under the Company's revolving credit facility of $11.7 million at 7.0% to fund the cash portion of the Lichtin Properties initial closing price and cash closing and acquisition expenses of the NWI and Lichtin Properties transactions.

     (h) Represents the adjustment to eliminate interest income included in the NWI and Lichtin Properties historical amounts as the notes receivable and cash balances are not being acquired by the Company.

     (i) Represents the adjustment to eliminate income tax expense as the Company has and expects to continue to qualify as a real estate investment trust.

     (j) Represents the net adjustment of pro forma minority interest to adjust the pro forma consolidated minority interest amount to reflect the weighted average ownership percentage of the Unitholders in the Operating Partnership of 28.46% for the six months ended June 30, 1996.

     (k) Represents the reduction of general and administrative expenses resulting from the payment by Lichtin Properties to the Company of management fees and overhead cost reimbursements relating to the Company's management of certain buildings leased to Northern Telecom for periods subsequent to the initial closing date of the Lichtin Properties transaction.

                               WEEKS CORPORATION
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

------------------------------------------------------------------------------------------------------------------------------------
                                                                     Lichtin
                                                       NWI          Properties      Principal
(Unaudited, in thousands, except     Company        Acquisition     Acquisition    Properties     Pro Forma
per share data)                     Historical(a)   Historical(b)   Historical(c)  Historical(d)  Adjustments     Pro Forma
------------------------------------------------------------------------------------------------------------------------------------
Revenue
     Rental income                     $31,217          $5,836        $10,245         $3,235         $(3,065) (e)    $47,468
     Tenant reimbursements               2,464             994          3,374            281          (2,046) (e)      5,067
     Income from direct financing lease    776              --             --             --              --             776
     Other                                 480             348             24             --             365  (l)      1,217
------------------------------------------------------------------------------------------------------------------------------------
          Total Revenue                 34,937           7,178         13,643          3,516          (4,746)         54,528
------------------------------------------------------------------------------------------------------------------------------------
Expenses
     Property operating and maintenance  3,565             762          3,029            455          (1,770) (e)      6,041
     Real estate taxes                   2,997             642            817            293            (337) (e)      4,412
     Depreciation and amortization       8,177           1,572          3,264             --           1,685  (f)     14,698
     Interest                            8,106           3,093          7,094             --            (277) (g)     18,016
     Amortization of deferred
         financing costs                   691              93            191             --            (284) (g)        691
     General and administrative          1,848             643          1,154             --              --           3,645
------------------------------------------------------------------------------------------------------------------------------------
         Total Expenses                 25,384           6,805         15,549            748            (983)         47,503
------------------------------------------------------------------------------------------------------------------------------------

Operating Income                         9,553             373         (1,906)         2,768          (3,763)          7,025
Gain on sale of property                    --              --          1,245             --          (1,245) (h)        --
Interest income                            334           1,117             18             --          (1,135) (i)        334
Equity in earnings of
     unconsolidated subsidiaries         1,220             --             --              --          --               1,220
------------------------------------------------------------------------------------------------------------------------------------
Income before Income Taxes              11,107           1,490           (643)         2,768          (6,143)          8,579
Income Taxes                                --            (102)            --             --             102  (j)        --
------------------------------------------------------------------------------------------------------------------------------------
Income before Minority  Interests       11,107           1,388           (643)         2,768          (6,041)          8,579
Minority Interests                      (2,681)             --             --             --            (362) (k)     (3,043)
------------------------------------------------------------------------------------------------------------------------------------
Net Income                             $ 8,426          $1,388        $  (643)        $2,768         $(6,403)         $ 5,536
------------------------------------------------------------------------------------------------------------------------------------
Per Share Data
     Net Income                        $  1.03              --             --             --              --          $  0.66
------------------------------------------------------------------------------------------------------------------------------------
     Weighted Average Shares
           Outstanding                   8,171              --             --             --              --            8,171
------------------------------------------------------------------------------------------------------------------------------------
     Weighted Average Shares
           and Units Outstanding        10,760           1,092            778             --              --           12,630
------------------------------------------------------------------------------------------------------------------------------------
See accompanying notes.

                               WEEKS CORPORATION
                 NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

1.   BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 is presented as if the Company acquired as of January 1, 1995, the business operations and real estate assets of NWI (described in this Current Report on Form 8-K), the business operations and real estate assets of Lichtin Properties (described in a separate Current Report on Form 8-K of the Company dated November 5, 1996) and the Principal Properties (described in the Company's Current Report on Form 8-K dated August 9, 1996).
In management's opinion, all adjustments necessary to present fairly the effects of these acquisitions have been made.

This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with unaudited pro forma condensed consolidated balance sheet of the Company included herein and the consolidated financial statements and accompanying notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1995.

The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the Company had acquired NWI, Lichtin Properties and the Principal Properties (as described above) as of the beginning of the period presented, nor do they purport to represent the results of operations for future periods.

The historical results of operations of NWI included herein have been adjusted to reflect on a pro forma basis the operating business, land and industrial properties acquired at the initial closing of the NWI transaction on November 1, 1996. NWI's industrial properties under development or in lease-up and land held for development and their associated results of operations to be acquired subsequent to the initial closing on November 1, 1996 discussed herein have been excluded from the accompanying pro forma amounts for the period presented.

The unaudited historical results of operations of Lichtin Properties included herein have been adjusted to reflect on a pro forma basis the operating business, land and industrial and office properties to be acquired at the initial closing of an acquisition transaction which is probable of closing in December 1996, or January 1997. Certain of Lichtin Properties' buildings leased to Northern Telecom certain other of Lichtin Properties' office and industrial properties under development and land held for future development and their associated results of operations to be acquired subsequent to the initial closing date discussed in the separate Current Report on Form 8-K of the Company dated November 5, 1996 relating to Lichtin Properties have been excluded from the accompanying pro forma amounts for the period presented.

2. ASSUMPTIONS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

     (a) Represents the Company's historical consolidated historical statement of operations contained in its Annual Report on Form 10-K for the year ended December 31, 1995.

     (b) Represents the historical combined statement of operations of NWI for the year ended December 31, 1995, included herein in Exhibit A.

     (c) Represents the historical combined statement of operations of Lichtin Properties for the year ended December 31, 1995 as set forth in Exhibit A to the Company's Current Report on Form 8-K dated
          November 5, 1996 relating to the Lichtin Properties Acquisition.

     (d) Represents the historical rental income, tenant reimbursements, real estate taxes and property operating and maintenance expenses for the Principal Properties for the year ended December 31, 1995, as set forth in the Company's Current Report on Form 8-K dated August 9, 1996, relating to the Pricipal Acquisition.

     (e) Represents the net adjustment to reduce rental income, tenant reimbursements, real estate taxes and property operating and maintenance expenses for the results of operations of certain of Lichtin Properties' buildings leased to Northern Telecom, certain properties of NWI and Lichtin Properties under development or in lease-up and expenses associated with land held for development which are to be acquired subsequent to the initial closing dates of the NWI and Lichtin Properties acquisitions as shown below (in thousands):

                                                      Lichtin
                                             NWI     Properties   Total
                                             ---     ----------   -----
                    Rental income            $122      $2,943     $3,065
                    Tenant reimbursements      11       2,035      2,046
                    Property operating and
                      maintenance expenses     29       1,741      1,770
                    Real estate taxes          33         304        337

     (f) Represents the adjustment to reflect depreciation and amortization expense of the acquired properties (consisting of properties acquired and to be acquired at the initial closing dates for the NWI and Lichtin Properties acquisitions and the closing of the Principal Properties) based upon the assumed allocation of the acquisition price to land, buildings and improvements using a 35 year life for buildings and the life of the lease for tenant improvements. Aggregate pro forma depreciation and amortization expense for the year ended December 31, 1995, was $2,243,000, $3,245,000 and $1,033,000 for NWI, Lichtin
          Properties and the Principal Properties, respectively.

     (g) Represents the adjustment of interest expense and the amortization of deferred financing costs to reflect interest on notes payable and bank line of credit borrowing assumed or to be assumed at the initial closing dates of the NWI and Lichtin Properties transactions, interest costs associated with additional borrowings under the Company's revolving credit facility of $30.9 million at 7.0% for the purchase of the Principal Properties and interests cost associated with additional borrowings under the Company's revolving credit facility of $11.7 million at 7.0% to fund the cash portion of the Lichtin Properties initial closing price and cash closing and acquisition expenses of the NWI and Lichtin Properties transactions.

     (h) Represents the adjustment to eliminate the gain on sale of property as the property was not part of the Lichtin Properties acquisition transaction.

     (i) Represents the adjustment to eliminate interest income included in the NWI and Lichtin Properties historical amounts as the notes receivable and cash balances are not being acquired by the Company.

     (j) Represents the adjustment to eliminate income tax expense as the Company has and expects to continue to qualify as a real estate investment trust.

     (k) Represents the net adjustment of pro forma minority interest to adjust the pro forma consolidated minority interest amount to reflect the weighted average ownership percentage of the Unitholders in the Operating Partnership of 35.47% for the year ended December 31, 1995.

     (l) Represents the reduction of general and administrative expenses resulting from the assumed payment by Lichtin Properties to the Company of management fees and overhead cost reimbursements relating to the Company's management of certain buildings leased to Northern Telecom for periods subsequent to the initial closing date of the Lichtin Properties transaction.

                                 Exhibit Index
                                 -------------

       A            Financial statements required by Item 7(a)

       B            Pro forma financial information required by Item 7(b)

       2.1 Agreement of Merger by and between NWI Warehouse Group, LLC and Weeks Realty, L.P., dated November 1, 1996.

       2.2 Contribution Agreement for Development Properties between Weeks Realty, L.P., and NWI Warehouse Group, L.P., dated November 1, 1996.

       2.3 Contribution Agreement for Aspen Grove Land between Weeks Realty, L.P., and NWI Warehouse Group, L.P., dated November 1, 1996.

       2.4 Contribution Agreement for I-440 Land between Weeks Realty, L.P., and NWI Warehouse Group, L.P., dated November 1, 1996.

       2.5 Contribution Agreement for NWI Operating Business by and between Weeks Realty, L.P. and NWI Warehouse Group, L.P. dated November 1, 1996.

       2.6 Contribution Agreement for Buckley Operating Business by and between Weeks Realty, L.P. and Buckley & Company Real Estate, Inc., dated November 1, 1996.

       2.7 Contribution Agreement for Briley Land between Weeks Realty, L.P. and NWI Warehouse Group, L.P. dated November 1, 1996.

       3.1          Second Amended and Restated Bylaws of Weeks Corporation.

       10.1 Employment Agreement by and between John W. Nelley, Jr. and Weeks Corporation, dated November 1, 1996.

       10.2         Employment Agreement by and between Albert W. Buckley, Jr.
                    and Weeks Corporation, dated November 1, 1996.

       10.3 Noncompetition Agreement by and among NWI Warehouse Group, Weeks Corporaiton, Weeks Realty, L.P., Weeks Realty Services, Inc., Weeks Construction Services, Inc., Weeks GP Holdings, Inc., Weeks LP Holdings, Inc., and their respective successors, dated November 1, 1996.

       10.4 Noncompetition Agreement by and among John W. Nelley, Jr., Weeks Corporation, Weeks Realty, L.P., Weeks Realty Services, Inc., Weeks Construction Services, Inc., Weeks GP Holdings, Inc., Weeks LP Holdings, Inc., and any other entity under the common control of Weeks Corporation, and their respective successors, dated November 1, 1996.

       10.5 Noncompetition Agreement by and among Albert W. Buckley, Jr., Weeks Corporation, Weeks Realty, L.P., Weeks Realty Services, Inc., Weeks Construction Services, Inc., Weeks GP Holdings, Inc., Weeks LP Holdings, Inc., and any other entity under the common control of Weeks Corporation, and their respective successors, dated November 1, 1996.

       10.6 Indemnification Agreement by and between Weeks Corporation and John W. Nelley, Jr., dated November 1, 1996.

       10.7 Registration Rights and Lock-Up Agreement, by and among Weeks Corporation, NWI Warehouse Group, L.P., Buckley & Company Real Estate, Inc., John W. Nelley, Jr., and Albert
                    W. Buckley, Jr., dated November 1, 1996.

       10.8 Registration Rights Agreement for Post-March 31, 1998 Shares and Units, by and among Weeks Corporation, NWI Warehouse Group, L.P., and Buckley & Company Real Estate, Inc., dated November 1, 1996.

       10.9 Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P., dated October 30, 1996.

       10.10 First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. by and among NWI Warehouse Group, L.P., Buckley & Company Real Estate, Inc. and Weeks GP Holdings, Inc. dated November 1, 1996.

       23.1         Consent of Ernst & Young LLP.